EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Management Network Group, Inc. on Form S-8 of our report dated March 29, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph for a change in accounting principle in 2002) appearing in the Annual Report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended January 3, 2004.





                           /S/ DELOITTE & TOUCHE LLP

                           KANSAS CITY, MISSOURI
                           APRIL 28, 2004